AGREEMENT BETWEEN ROMA FEDERAL SAVINGS BANK AND
                  MAURICE T. PERILLI, EXECUTIVE VICE-PRESIDENT

This Agreement is made by and between Maurice T. Perilli (Perilli), residing at 7 Meadowlark Drive, Hamilton, NJ 08690 and Roma Federal Savings Bank having its principal place of business at 485 Hamilton Avenue, Trenton, NJ 08609 (the "Bank").

WHEREAS, Perilli has been a member of the Bank's Board of Directors (the "Board") for 32 years, having served as Chairman for the past 11 years;

WHEREAS, Perilli has been an employee of the Bank for more than 25 years and currently serves as Executive Vice-President.

WHEREAS, Perilli has indicated his desire to continue providing the Bank with his services but wishes to reduce his time commitment as a full time officer and employee of the Bank and;

WHEREAS, the Bank wishes to continue to benefit from the service, experience and talent of Perilli;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, intending to be legally bound, Perilli and the Bank agree as follows:

         1.       Terms
                  -----

                  a. Effective July 1, 2002 and continuing through June 30, 2005 Perilli's work commitment will consist of approximately twenty
                  (20) hours per week or the equivalent of  approximately  fifty
                  (50) percent of the regularly scheduled work week or at such other times as required and requested by the President & Chief Executive Officer or the Board;

                  b. Effective July 1, 2005 and continuing through June 30, 2007, Perilli will make himself available at reasonable times, upon reasonable notice, to provide counsel and advice to the Executive Officers and the Board when requested;

                  c. Beginning July 1, 2002 and continuing through June 30, 2003, Perilli's annual base salary will be fixed at ninety
                  (90) percent of his current base salary:

                  d. Beginning July 1, 2003 and continuing through June 30, 2004, Perilli's annual base salary will be fixed at eighty
                  (80) percent of his current base salary;

                  e. Beginning July 1, 2004 and continuing through June 30, 2005, Perilli's annual base salary will be fixed at seventy
                  (70) percent of his current base salary;

                  f. Beginning July 1, 2005 and continuing through June 30, 2007, Perilli's annual base salary will be fixed at fifty (50) percent of his current base salary;

                  g. In the event of Perilli's death prior to June 30, 2007, the Bank will pay to his estate the aggregate of all unpaid salary from the date of death through June 30, 2007;

                  h. Any payments due Perilli's estate under the terms of (g) above will be payable according to the following schedule:

                           i. in the year of death the aggregate unpaid salary from the date of death until June 30 of the year specified in either (c), (d),
                                    (e),  or (f) will be paid  within 60 days of
                                    death;

                           ii. Subsequently, any annual salary still unpaid will be paid in quarterly installments in each of the year(s) between June 30 following the date of death and June 30, 2007.

                  i. During his term of employment, Perilli will be eligible for all benefits and perquisites provided to employees and executive management employees of the Bank, including bonuses.

         2.       Acknowledgment of Understanding
                  -------------------------------

                  Perilli affirms that he has read this Agreement and understands it fully and intends to be legally bound by its terms. Perilli further affirms that he has had a full and fair opportunity to consult with an attorney of his choice to help him understand the interpretation, application and legal effect of this Agreement and that he voluntarily has agreed to and signed it.

         3.       Entire Agreement
                  ----------------

                  The terms and conditions of this Agreement constitute the full and complete understandings, agreements, and promises of the parties and there are no oral or written understandings, agreements, promises, or inducements made or offered other than those expressly set forth in writing in this Agreement.

         4.       Interpretation
                  --------------

                  The terms of this Agreement shall be governed by, and construed in accordance with the laws of the State of New Jersey.

         5.       Waiver of Breach
                  ----------------

                  Failure of the Bank to demand strict compliance with any of the terms, covenants or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment by the Bank of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         6.       Successors and Assigns
                  ----------------------

                  This Agreement is binding on Perilli to include his agents, heirs, executors and assigns, as well as, the Bank to include its successors and assigns.

IN WITNESS WHEREOF, I have signed this Agreement on this 26th day of June 2002.


                                           Roma Federal Savings Bank

                                           By:      /s/Peter A. Inverso
                                                    ----------------------------
                                                    Peter A. Inverso
                                                    President & CEO

                                           Dated: 6/26/2002
                                                  ------------------------------

/s/Lisa M. Tuccillo
-------------------------------------
Sworn to and subscribed
Before me this 26th day of June, 2002
               ----        ----

                                                    /s/Maurice T. Perilli
                                                    ----------------------------
Notary Public                                       Maurice T. Perilli
                                                    Executive Vice President
My commission expires
                                           Dated: 6/26/2002
                                                  ------------------------------
Lisa M. Tuccillo
Notary Public of New Jersey
My Commission Expires Nov. 30, 2004
--------------------------------------------------------------------------------